Exhibit 99.1

Silvercrest Asset Management Group Inc. Announces Quarterly Dividend

NEW YORK, February 13, 2024 — Silvercrest Asset Management Group Inc. (NASDAQ: SAMG), (the “Company”) today announced that its board of directors declared a quarterly dividend of $0.19 per share of Class A common stock on February 13, 2024. The dividend will be paid on or about March 15, 2024 to shareholders of record as of the close of business on March 8, 2024.

About Silvercrest
Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors. As of September 30, 2023, the firm reported assets under management of $31.2 billion.

Investor Relations Contact:

Richard R. Hough III
212-649-0601
rhough@silvercrestgroup.com

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM